Exhibit 99.1

Press Release

Investors	Media
Nancy Murphy	Michelle Kersch
(904) 854-8640; nancy.murphy@lpsvcs.com	(904) 854-5043; michelle.kersch@lpsvcs.com

Lender Processing Services, Inc. Stockholders Approve Acquisition by Fidelity National Financial, Inc.

Jacksonville, Fla. -- (December 19, 2013) -- Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology, services, data and analytics to the mortgage and real estate industries, today announced that its stockholders voted to adopt the previously announced merger agreement providing for the acquisition of LPS by Fidelity National Financial, Inc. (NYSE: FNF) at the Special Meeting of Stockholders held earlier today. More than 98 percent of votes cast at the Special Meeting were in favor of the transaction, representing more than 78 percent of all outstanding shares.

As previously announced on May 28, 2013, the Board of Directors of LPS approved a definitive agreement under which FNF will acquire LPS for $28.102 in cash and a certain number of shares of FNF equal to the exchange ratio (as described in the definitive proxy statement relating to the merger) per share.  The transaction, which is expected to close at or around the end of 2013, remains subject to the satisfaction of the closing conditions set forth in the merger agreement, including regulatory approvals.

About LPS

Lender Processing Services (NYSE: LPS) delivers comprehensive technology solutions and services, as well as powerful data and analytics, to the nation’s top mortgage lenders, servicers and investors. As a proven and trusted partner with deep client relationships, LPS provides major U.S. banks and many federal government agencies the technology and data needed to support mortgage lending and servicing operations, meet unique regulatory and compliance requirements and mitigate risk.  These integrated solutions support origination, servicing, portfolio retention and default servicing. LPS’ servicing solutions include MSP, the industry’s leading loan-servicing platform, which is used to service approximately 50 percent of all U.S. mortgages by dollar volume. LPS also provides proprietary data and analytics for the mortgage, real estate and capital markets industries.

LPS is a Fortune 1000 company headquartered in Jacksonville, Fla. For more information, please visit www.lpsvcs.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of LPS by FNF, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding FNF’s and LPS’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approval and the satisfaction of other conditions to the consummation of the proposed transaction; the ability of FNF to successfully integrate LPS’ operations and employees and realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; FNF and LPS are subject to intense competition and increased competition is expected in the future; LPS’ ability to adapt its services to changes in technology or the marketplace; the impact of changes in the level of real estate activity (including, among others, loan originations, and refinancings in particular, and foreclosures) on demand for certain of LPS’ services; LPS’ ability to maintain and grow its relationship with its customers; the effects of LPS’ substantial leverage on its ability to make acquisitions and invest in its business; the level of scrutiny being placed on participants in the foreclosure business; risks associated with federal and state enforcement proceedings, inquiries and examinations currently underway or that may be commenced in the future with respect to LPS’ default management operations, and with civil litigation relating to these matters; changes to the laws, rules and regulations that regulate LPS’ businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on LPS’ business and reputation; and risks associated with protecting information security and privacy. Additional information concerning these and other factors can be found in LPS’ filings with the Securities and Exchange Commission (“SEC”), including LPS’ most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  LPS assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof and LPS undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.